Exhibit 99.1

Lakeland Fire + Safety Completes Sale of HPFR and HiViz Product Line

Sale to National Safety Apparel Strengthens Balance Sheet and Capital Flexibility

Divestiture Further Focuses Portfolio Around Fire Services Growth and Core Industrial PPE Strategy

HUNTSVILLE, Ala., March 30, 2026 – Lakeland Industries, Inc. ("Lakeland Fire + Safety" or "Lakeland") (NASDAQ: LAKE), a leading global manufacturer of protective clothing and apparel for industry, healthcare and first responders, today announced the completion of the sale of its High Performance Flame Resistant ("HPFR") and High-Visibility ("HiViz") product line to National Safety Apparel (“NSA”), a U.S.-based manufacturer of purpose built PPE.

This sale represents an important step in Lakeland’s ongoing effort to streamline its portfolio and focus investment on its head-to-toe global Fire portfolio and core industrial PPE business.

NSA serves industrial, utility and public-sector customers across key industrial safety categories, including flame-resistant workwear, arc flash and electrical PPE and high-heat industrial protection. Lakeland believes NSA is well positioned to support the HPFR and HiViz business going forward. Lakeland will provide transitional support under a services agreement to help ensure an orderly handoff for customers.

“This transaction reflects our continued focus on aligning Lakeland’s portfolio with our long-term strategy,” said Jim Jenkins, President and Chief Executive Officer of Lakeland. “Over the past two years, we have significantly expanded our fire services platform through acquisition and organic investment, and this divestiture allows us to further concentrate on those opportunities while sharpening our focus on our core industrial PPE markets. The business we divested did not align with Lakeland’s core industrial product strategy. NSA's dedicated focus on PPE across multiple end markets makes them the right home for this business and its customers.”

Lakeland has expanded its fire services portfolio through acquisitions and internal initiatives across the United States, Europe and Australia. Today, the Company offers fire protection products and related services including turnout gear, helmets, gloves, boots, apparel, decontamination, repair and rental solutions.

The proceeds from the transaction are expected to support Lakeland’s balance sheet and provide additional flexibility to invest in its fire services strategy.

“This transaction allows us to realize value from the HPFR and HiViz business while increasing our flexibility to allocate capital toward the areas of Lakeland where we see the strongest long-term opportunity,” said Calven Swinea, Chief Financial Officer of Lakeland.

Cherry Tree & Associates served as financial advisor to Lakeland. Maynard Nexsen acted as legal advisor to Lakeland.

About Lakeland Fire + Safety

Lakeland Fire + Safety manufactures and sells a comprehensive line of fire services and industrial protective clothing and accessories for the industrial and first responder markets. In addition, we provide decontamination, repair and rental services that complement our fire services portfolio. Our products are sold globally by our in-house sales teams, our customer service group, and authorized independent sales representatives to a strategic global network of selective fire and industrial distributors and wholesale partners. Our authorized distributors supply end users across various industries, including integrated oil, chemical/petrochemical, automobile, transportation, steel, glass, construction, smelting, cleanroom, janitorial, pharmaceutical, and high-tech electronics manufacturers, as well as scientific, medical laboratories, and the utilities industry. In addition, we supply federal, state and local governmental agencies and departments, including fire and law enforcement, airport crash rescue units, the Department of Defense, the Department of Homeland Security and the Centers for Disease Control. Internationally, we sell to a mix of end-users directly and to industrial distributors, depending on the particular country and market. In addition to the United States, sales are made into more than 50 foreign countries, the majority of which were into China, the European Economic Community ("EEC"), Canada, Chile, Argentina, Commonwealth of Independent States (“CIS”) Region, Colombia, Mexico, Ecuador, India, Uruguay, Middle East, Southeast Asia, Australia, Hong Kong and New Zealand.

For more information about Lakeland, please visit the Company's website at www.lakeland.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995

This press release contains estimates, predictions, opinions, goals and other "forward-looking statements" as that phrase is defined in the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation, references to the Company's predictions or expectations of future business or financial performance as well as its goals and objectives for future operations, financial and business trends, business prospects, and management's expectations for earnings, revenues, expenses, inventory levels, capital levels, liquidity levels, or other future financial or business performance, strategies or expectations, including without limitation our portfolio strategy and anticipated benefits of the divestiture. All statements, other than statements of historical facts, which address Lakeland's expectations of sources or uses for capital, or which express the Company's expectation for the future with respect to financial performance or operating strategies, can be identified as forward-looking statements. Forward-looking statements involve risks, uncertainties and assumptions as described from time to time in press releases and Forms 8-K, registration statements, quarterly and annual reports and other reports and filings filed with the Securities and Exchange Commission or made by management. As a result, there can be no assurance that Lakeland's future results will not be materially different from those described herein as "believed," "projected," "planned," "intended," "anticipated," "can," "estimated" or "expected," or other words which reflect the current view of the Company with respect to future events. We caution readers that these forward-looking statements speak only as of the date hereof. The Company hereby expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in the Company's expectations or any change in events, conditions or circumstances on which such statement is based, except as may be required by law.

Investor Relations

Chris Tyson
Executive Vice President
MZ Group - MZ North America
949-491-8235
LAKE@mzgroup.us
www.mzgroup.us